March 14, 2006




Dear Fellow Stockholder:

        We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held on Tuesday, April 11, 2006, at 3:00 p.m. The Annual Meeting will be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street in Blacksburg. A map and directions to Custom Catering are on the reverse of this letter.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be electing your directors, and we will also report on the operations of Bankshares.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

        Thank you for your interest and investment in National Bankshares, Inc.

                                   Sincerely,
                                   /s/ James G. Rakes
                                   _____________________
                                   James G. Rakes
                                   Chairman
                                   President and  Chief Executive Officer

[GRAPHIC OMITTED - Map of Blacksburg, Virginia]


DIRECTIONS TO CUSTOM CATERING CENTER


FROM THE NORTH:

Exit left from US Route 460 at first Blacksburg exit to Business Route 460 (North Main Street).
Proceed south on North Main Street to traffic light just past Food Lion Plaza. Turn right at traffic light onto Patrick Henry Drive, and turn at first right into Custom Catering Center.


FROM THE SOUTH:

Exit right from US Route 460 Bypass at
first Prices Fork Road exit (Downtown).
Follow Prices Fork Road to its end at the intersection with North Main Street.
Turn left onto North Main Street. Proceed north to second traffic light, at the intersection of Patrick Henry Drive. Turn left at Patrick Henry Drive, and turn at first right into Custom Catering Center.

                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS





To the Stockholders of National Bankshares, Inc.:

        This is your notice that the 2006 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street in Blacksburg, Virginia, on Tuesday, April 11, 2006, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

1.      The election of three Class 1 directors for a term of three years each.
2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

            NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

        Only stockholders of record at the close of business on March 3, 2006 are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters proposed to be acted upon at the Meeting.

        To assure that your shares are represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. The proxy will not be used if you attend and vote in person at the meeting. You may revoke your proxy prior to actual voting of the proxy.

                               BY ORDER OF THE BOARD OF DIRECTORS
                               /s/ Marilyn B. Buhyoff
                               ----------------------------------
                               Marilyn B. Buhyoff
                               Secretary and Counsel
Blacksburg, Virginia
March 14, 2006

                                 PROXY STATEMENT
                                       OF
                            NATIONAL BANKSHARES, INC.
                               101 HUBBARD STREET
                              BLACKSBURG, VA 24060
                                 P.O. BOX 90002
                            BLACKSBURG, VA 24062-9002
                                  540/951-6300
                           www.nationalbankshares.com
                                 --------------
                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 11, 2006

            This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 2006 Annual Meeting of Stockholders to be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 11, 2006, and at any adjournments of the Meeting. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 14, 2006.

                              REVOCATION OF PROXIES

            Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy with a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention:
James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting according to the instructions contained in the proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in Proposal No. 1.

            An Annual Report to Stockholders, including the financial statements for the year ended December 31, 2005, is being mailed to you at the same time as this Proxy Statement, but should not be considered proxy solicitation material.

                      VOTING SECURITIES AND STOCK OWNERSHIP

            As of March 14, 2006, Bankshares had 3,506,587 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 3, 2006 will be entitled to vote at the Meeting or at any adjournments.

            A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted on any matter will not be included in determining the number of votes cast.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            As of March 3, 2006, Bankshares knows of no single person or group who is the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

            The following table presents the beneficial ownership of National Bankshares, Inc. Common Stock as of March 3, 2006, by each of the directors, each nominee for director and each executive officer named in the Compensation Table and all nominees, directors and executive officers as a group. Except as otherwise noted, the named individual has sole voting and investment power with respect to the stock.


Name of                                     Shares of Common                    Percentage
Beneficial Owner                            Stock Beneficially                  Of
                                            Owned as of March 3, 2006           Class
------------------------------------------------------------------------------------------------
Lawrence J. Ball                                      100                       *
L. Allen Bowman                                    13,999                       *
J. Robert Buchanan                                 19,076(1.)                   *
Marilyn B. Buhyoff                                 23,696(2.)                   *
F. Brad Denardo                                    27,332(3.)                   *
Paul A. Duncan                                      6,650(4.)                   *
Jack H. Harry                                      43,330(5.)                   1.24%
Jack M. Lewis                                       1,028                       *
Mary G. Miller                                        501                       *
William A. Peery                                    1,125(6.)                   *
James G. Rakes                                     63,448(7.)                   1.81%
Glenn P. Reynolds                                   2,096(8.)                   *
James M. Shuler                                    12,966(9.)                   *
Jeffrey R. Stewart                                 22,200                       *
All Nominees, Current Directors and
 Executive Officers as a Group (14 persons)       237,547                       6.77%
------------------------------------------------------------------------------------------------

* Represents less than 1% of the Company's outstanding Common Stock.
(1.) Includes 1,076 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 17,500 shares in vested options which may be exercised as of March 14, 2006.
(2.) Includes 449 shares owned jointly with spouse, 4,497 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 16,750 shares in vested options which may be exercised as of March 3, 2006.
(3.) Includes 2,267 shares owned jointly with spouse, 7,526 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 16,500 shares in vested options which may be exercised as of March 3, 2006.
(4.) Includes 307 shares owned by spouse and 1,657 shares owned by spouse as custodian for grandchildren.
(5.) Includes 12,900 shares owned by spouse, 8,175 shares owned jointly with spouse, and 3,009 shares owned jointly with son.
(6.) Includes 36 shares owned as custodian for son.
(7.) Includes 5,600 shares owned jointly with spouse, 12,852 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 33,500 shares in vested options which may be exercised as of March 3, 2006.
(8.) Includes 528 shares owned by spouse.
(9.) Includes 1,919 shares owned by spouse and 213 shares owned jointly with spouse.

            Based upon the written representations of our directors and executive officers that no other reports were required, and upon a review of SEC Forms 3 and 4 filed during 2005, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Act of 1934.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

            Bankshares' articles of incorporation provide that the directors will be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The articles of incorporation currently also provide that the number of directors shall be set by the bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the bylaws is nine. The current term of office of the Class 1 directors expires at this 2006 Annual Meeting of Stockholders. The terms of Class 2 and Class 3 directors will expire in 2007 and 2008, respectively.

            The Board of Directors has nominated the serving Class 1 director, Mary G. Miller, to serve a three-year term to expire at the Annual Meeting of Stockholders in 2009. The remaining serving Class 1 directors, L. Allen Bowman and Paul A. Duncan, are retiring from the Board of Directors at the completion of their term because they have reached mandatory retirement age as set out in Bankshares' bylaws. Therefore, they will not stand for re-election at the upcoming Annual Meeting. The Nominating Committee, consisting entirely of non-management directors, recommended Lawrence J. Ball and Glenn P. Reynolds as nominees for Class 1 director, and they were both nominated by the Board of Directors to serve a three-year term expiring at the Annual Meeting of Stockholders in 2009.

            It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 1 director. Each nominee has agreed to serve if elected. If any of the nominees shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and any other person or persons who may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

            The following information is provided with respect to the three nominees to serve as Class 1 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of March 3, 2006. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Several Directors also currently serve as a director of one or all of the wholly owned subsidiaries of Bankshares, The National Bank of Blacksburg ("NBB"), Bank of Tazewell County ("BTC") and National Bankshares Financial Services, Inc. ("NBFS"). Each Director, except for Mr. Rakes, has been determined to be independent by the Board of Directors.

Name and Age;                   Principal Occupation and Business Experience
Director of Bankshares Since    (for the past five years unless otherwise noted)
--------------------------------------------------------------------------------
                                   NOMINEES
                               CLASS 1 DIRECTORS
                                    (Serving until 2009 Annual Meeting)
Lawrence J. Ball (51)               Vice President and General Manager, Moog
                                    Components Group (High Tech Manufacturing);
                                    prior thereto
                                    President, Northrop Grumman Poly-Scientific
                                    Blacksburg, VA

Mary G. Miller (55)                 President, Interactive Design & Development,
2003                                Inc. (Training Software Development and
                                    Application) Blacksburg, VA
Glenn P. Reynolds (53)              President, Reynolds Architects Incorporated,
                                    (Architect), Blacksburg, VA

                        DIRECTORS CONTINUING IN OFFICE
                              CLASS 2 DIRECTORS
                      (Serving until 2007 Annual Meeting)

Jack M. Lewis (62)                  President, New River Community College;
2004                                prior thereto
                                    Dean of New River Community College
                                    Dublin, VA

James G. Rakes (61)                 Chairman, President and CEO of Bankshares
1986                                and NBB
                                    Chairman, President and Treasurer of NBFS
                                    NBB, BTC and NBFS Board Member
                                    Blacksburg, VA

Jeffrey R. Stewart (73)             Educational Consultant;
1986                                Blacksburg, VA

                               CLASS 3 DIRECTORS
                     (Serving until 2008 Annual Meeting)

Jack H. Harry (68)                  President, Harry Enterprises, Inc.
2005                                (Investment and Rental Real Estate)
                                    BTC Board Member
                                    Tazewell, VA

William A. Peery (54)               President, Cargo Oil Co., Inc. (Convenience
2005                                Stores and Petroleum Sales); prior thereto,
                                    Corporate Officer, Cargo Oil, Inc.
                                    Tazewell, VA

James M. Shuler (62)                Member, Virginia House of Delegates
2002                                Retired; prior thereto President, Companion
                                    Animal Clinic, Inc. (Veterinarian)
                                    NBB Board Member
                                    Blacksburg, VA

The Board of Directors recommends that the stockholders vote "For" all of the nominees for Class 1 director.

                          BOARD OF DIRECTORS MEETINGS,
                     COMMITTEES, COMPENSATION AND ATTENDANCE
                          COMMUNICATIONS WITH DIRECTORS

            Board of Directors Meetings

            In 2005, the Board of Directors of Bankshares held nine regular meetings and two special meetings. The Board met bi-monthly until July 1, 2005, and it now meets monthly.

            Board Committees

            The Bankshares Board has standing executive, audit, compensation and nominating committees. Mr. Rakes is the chairman of the Executive Committee, and Mr. Bowman and Dr. Stewart served on the Committee. The Executive Committee met six times in 2005. The Audit Committee, which is chaired by Dr. Stewart, is made up of Mr. Duncan, Mr. Harry and Dr. Lewis. The Audit Committee had four meetings in 2005. In 2005 the Compensation Committee was comprised of Mr. Duncan, Mr. Harry, Dr. Lewis, Dr. Miller, Mr. Peery, Dr. Shuler and Dr. Stewart, and Mr. Bowman served as its chairman. The Compensation Committee met two times during 2005. Mr. Bowman was also the chairman of the Nominating Committee, and Dr. Miller, Mr. Peery and Dr. Shuler were its members. The Nominating Committee met twice in 2005.

            Board Compensation

            Members of the Board of Directors of Bankshares are paid $800 (increased from $500) for each regular or special Board meeting they attend. They are paid a $400 committee attendance fee. Directors are also paid annual Board retainer fees in an amount equal to the highest Board annual retainer fee paid by any subsidiary of National Bankshares, Inc. The Bankshares Board annual retainer fee is offset by the amount of annual retainer fees received by each director for his or her service on the Board of Directors of any of the Company's subsidiaries. The chairman of the Audit Committee and the Compensation Committee receive an additional $1,200 annual retainer fee. The annual retainer fees paid by Bankshares to its directors in 2005 were as follows: Mr. Bowman - $7,700, Mr. Duncan - $6,500, Mr. Harry - $2,500, Dr. Lewis - $6,500, Dr. Miller
- $6,500, Mr. Peery - $6,500 and Dr. Stewart - $3,850.

             Mr. Rakes and Dr. Shuler, Bankshares directors who are also directors of NBB, receive an annual retainer fee of $6,500 for their service on the NBB Board. They receive an NBB Board meeting attendance fee of $500 and they are paid $400 for each committee meeting they attend. Both Mr. Bowman and Dr. Stewart retired from the NBB Board during 2005. Mr. Bowman served until April 13, and Dr. Stewart served until October 12. They received regular fees for service until their retirement.

            In 2005 two former NBB directors, Mr. Bowman and Mr. Duncan, received payments from an NBB Board of Directors deferred compensation plan in which they participated from 1985 to 1989. Mr. Bowman was paid $5,822 and Mr. Duncan received $2,180 during 2005.

            Mr. Harry and Mr. Rakes, directors of Bankshares who were also members of the Board of Directors of BTC in 2005, are paid an annual retainer of $4,000, a holiday bonus of $400 and they receive a fee of $400 per meeting for their attendance at regular and special BTC Board meetings and committee meetings.

            Board Attendance

            During 2005, each incumbent director, except for Dr. Shuler, attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he or she served. Dr. Shuler's obligations in the Virginia House of Delegates prevented his attendance at certain Board and Committee meetings. The Board does not have a formal policy regarding directors' attendance at the Annual Meeting of Stockholders. In 2005, eight of nine Bankshares directors attended the Annual Meeting.

            Communications with Directors

            Stockholders wishing to communicate with directors or with specified individual directors should do so in writing mailed to National Bankshares, Inc., P. O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: Board of Directors. All stockholder communications are forwarded to the Board.

                             EXECUTIVE COMPENSATION

            Executive Compensation Summary Table

               The following table sets forth information concerning total compensation earned or paid to those executive officers of the Company who received total annual salary and bonus in excess of $100,000. These executive officers were James G. Rakes, Chairman, President and Chief Executive Officer of the Company, Chairman, President and Chief Executive Officer of NBB and Chairman, President and Treasurer of NBFS; F. Brad Denardo, Corporate Officer of the Company and Executive Vice President and Chief Operating Officer of NBB; J. Robert Buchanan, Treasurer of the Company and Executive Vice President and Chief Operating Officer of BTC; and Marilyn B. Buhyoff, Secretary & Counsel of the Company, Trust Officer and Counsel of NBB and Executive Vice President of NBFS.

                          SUMMARY COMPENSATION TABLE
                         Annual Compensation Long-Term
                                                             Compensation
Name and Principal                                           Number    of    Stock All Other
Position                     Year    Salary        Bonus     Options               Compensation
                                     ($)(1.)      ($)(2.)    (Shares) Granted(3.)  ($)(4.)
----------------------------------------------------------------------------------------------------
James G. Rakes               2005    369,600      166,400            7,500               11,700
Chairman, President and CEO  2004    332,650      169,000            7,500               25,200
of Bankshares                2003    275,450      147,500            7,500               24,400
President and CEO of NBB
President and Treasurer of
NBFS

F. Brad Denardo              2005    177,800        ---              4,000                5,900
Corporate Officer of         2004    156,515        ---              4,000               16,280
Bankshares                   2003    150,360        ---              4,000               16,270
Executive Vice President
and Chief Operating Officer
of NBB

J. Robert Buchanan           2005    101,250        ---              4,000               4,580
Treasurer of Bankshares      2004     91,000        ---              4,000               9,600
Executive Vice President &   2003     84,120        ---              2,500              10,200
Chief Operating Officer of
BTC

Marilyn B. Buhyoff           2005    113,300        ---              4,000               5,400
Secretary & Counsel of       2004    104,250        ---              4,000              12,300
Bankshares                   2003     95,600        ---              2,500              11,300
Trust Officer & Counsel
of NBB
Executive Vice President of
NBFS

(1.) Includes amounts received by Mr. Rakes as directors' fees from Bankshares,
    NBB and BTC and amounts received by Mr. Denardo as directors' fees from NBB. (2.) Discretionary bonuses were paid to Mr. Rakes for performance in 2003, 2004, and 2005. In addition, contributions for Mr. Rakes' benefit of $37,500, $45,000 and $30,000 were made for 2003, 2004 and 2005, respectively, to the current Capital Accumulation Plan described under "Employment Agreement and Change in Control Arrangements".
  (3.) In 2005 grants of incentive stock options were made to Mr. Rakes, Mr.
    Denardo, Mr. Buchanan and Mrs. Buhyoff under the National Bankshares, Inc. 1999 Stock Option Plan.
(4.) For 2002, 2003 and 2004, includes amounts contributed on behalf of Mr.
    Rakes, Mr. Denardo, Mr. Buchanan and Mrs. Buhyoff as a matching contribution under the National Bankshares, Inc. Retirement Accumulation Plan and amounts contributed in 2003 and 2004 to the National Bankshares, Inc. Employee Stock Ownership Plan. For 2005, includes only matching contributions to the Retirement Accumulation Plan, as the contribution to the Employee Stock Ownership Plan has not yet been allocated among the participants.

    Mr. Rakes, Mr. Denardo and Mr. Buchanan each received certain perquisites and other personal benefits, the amount of which is not shown, because the aggregate amount of that compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus.

        Option Grants

        The following table shows all grants of stock options to Mr. Rakes, Mr. Denardo, Mr. Buchanan and Mrs. Buhyoff in 2005.

                                        Individual Grants
-----------------------------------------------------------------------------------------------------

                                   % of Total
                                    Options                               Potential Realizable Value
                                   Granted to   Exercise or                at Assumed Rate of Stock
                       Options    Employees in  Base Price   Expiration      Price Appreciation for
Name                  Granted(#1)  Fiscal Year     ($/Sh)        Date             Option Term($)
--------------------- ---------- ------------- ------------ ------------ ----------------------------
                                                                               5%            10%
James G. Rakes           7,500       38.47%        46.00      11/08/15       217,125       549,975
F. Brad Denardo          4,000       20.51%        46.00      11/08/15       115,800       293,320
J. Robert Buchanan       4,000       20.51%        46.00      11/08/15       115,800       293,320
Marilyn B. Buhyoff       4,000       20.51%        46.00      11/08/15       115,800       293,320

1. All granted options are vested as of March 3, 2006.

            The following table shows certain information with respect to the value and number of unexercised options at December 31, 2005 for Mr. Rakes, Mr. Denardo, Mr. Buchanan and Mrs. Buhyoff.

                                                Number of Shares      Value of Unexercised In the
                                             Underlying Unexercised    Money Options at December
                     Number of               Options at December 31,          31, 2005 ($)
                       Shares                          2005
                    Acquired on    Value    ------------------------- ----------------------------
Name                  Exercise  Realized($)        Exercisable               Exercisable(1.)
------------------- ----------- ----------- ------------------------- ----------------------------
James G. Rakes         5,125      116,845           33,500                     224,290
F. Brad Denardo          0           0              16,500                       95,595
J. Robert Buchanan       0           0              17,500                     169,090
Marilyn B. Buhyoff       0           0              18,750                     187,125

1. Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2005.

                             EMPLOYEE BENEFIT PLANS

            Bankshares maintains several qualified and non-qualified employee benefit plans for employees of participating employers in the plans. These benefit plans are described below.

            Retirement Plans

            Until December 31, 2001, NBB maintained a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called The National Bank of Blacksburg Retirement Income Plan (the "NBB Plan"). Effective on December 31, 2001, the NBB Plan was amended; its name was changed to The National Bankshares, Inc. Retirement Income Plan (the NBI Plan); and the Bank of Tazewell County Employee Pension Plan was merged into the NBI Plan. The NBB (now NBI) Plan became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1, or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Prior to the December 31, 2001 plan amendment, retirement benefits at the normal retirement age of sixty-five were calculated at 66% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. After December 31, 2001, retirement benefits at the normal retirement age are calculated at 1.75% of average monthly compensation multiplied by the number of years of service, up to thirty-five years. Added to this is .65% of "excess monthly average compensation" (defined in the NBI Plan as the amount of the average monthly compensation that is in excess of a participant's monthly Social Security covered compensation, generally the rounded average of the Social Security taxable wage bases) multiplied by the number of years of service, up to thirty-five years. Average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the NBI Plan are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected under certain circumstances. Benefits accrued by participants in the NBB Plan and in the BTC Plan prior to December 31, 2001, will be calculated based upon compensation and service under the old NBB and BTC Plan formulas. Benefits accrued by participants after January 1, 2002, are calculated under the NBI Plan formulas. The compensation covered by the NBI Plan includes the total of all amounts paid to a participant for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 2005, covered compensation for Mr. Rakes is $210,000.

            The following table shows the estimated annual benefits payable from the NBB Plan upon retirement based on specific compensation and years of credited service classifications, assuming retirement on January 1, 2002, at age sixty-five.

                           NBB PENSION PLAN TABLE
                              Years of Service
   Remuneration          15             20            25            30            35
-------------------------------------------------------------------------------------------
       $   100,000     40,000         53,333         66,667        66,667        66,667
           125,000     50,000         66,667         83,333        83,333        83,333
           150,000     60,000         80,000        100,000       100,000       100,000
           175,000     64,000         85,333        106,667       106,667       106,667
           200,000     64,000         85,333        106,667       106,667       106,667

The benefit amounts listed in the table are computed as a straight life annuity.

        The following table shows the estimated annual benefits payable from the NBI Plan upon retirement based upon specific compensation and years of credited services classifications, assuming continuation of the plan and retirement on January 1, 2006, at age sixty-five.

                           NBI PENSION PLAN TABLE
                              Years of Service
   Remuneration          15             20            25            30            35
-------------------------------------------------------------------------------------------
     $100,000          31,252         41,670         52,087         62,504       72,922
      125,000          40,252        53, 670        67, 087         80,504       93,922
      150,000          49,252        65, 670        82, 087         98,504      114,922
      175,000          58,252        77, 670        97, 087        116,504      135,922
      200,000          67,252        89, 670        112,087        134,504      157,922
      210,000          70,852         94,470        118,087       141, 504      165,322
     and above

Until December 31, 2001, BTC maintained a tax-qualified non-contributory defined benefit retirement plan for qualified employees under the Bank of Tazewell County Employee Pension Plan (the "BTC Plan"). The BTC Plan was initially effective on October 20, 1965, but was amended in its entirety effective October 20, 1989 and was merged with the NBB Plan to become the NBI Plan on December 31, 2001. The BTC Plan covered all officers and employees who, as of April 20 or October 20 of any year, had reached the age of twenty-one and who had one year of service. Employee benefits were fully vested after five years, with no partial vesting. Benefits generally commenced on the later of a participant reaching age 65 or the date on which the participant completed five years of participation in the BTC Plan. The normal form of benefit was a monthly pension payable during the participant's lifetime with a minimum of 120 monthly payments, but other payment options could be elected under certain circumstances. In general, the standard monthly pension benefit was equal to the sum of (1) 1.5% of "plan compensation" multiplied by the years of credited service (but not in excess of 35 years) at normal retirement date, plus (2) .59% of "plan compensation" in excess of $800 multiplied by the years of credited service (but not in excess of 35 years). "Plan compensation" is equal to the highest monthly average obtained from the sum of any of a participant's five annual compensation amounts divided by the number of months such participant was compensated during that period. For purposes of this calculation, annual compensation may not exceed $200,000. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994.

        The following table shows the estimated annual benefits payable from the BTC Plan upon retirement for specific compensation and years of service classifications, assuming continuation of the plan and retirement on January 1, 2002, at age sixty-five. Benefit amounts in the table are computed as a straight life annuity.

                           BTC PENSION PLAN TABLE
                              Years of Service
   Remuneration          15             20            25            30            35
-------------------------------------------------------------------------------------------
            $25,000       6,988        9,317        11,647        13,976        16,305
             50,000      14,825       19,767        24,709        29,651        34,593
             75,000      22,663        30,217       37,772        45,326        52,880
            100,000      30,500        40,667       50,834        61,001        71,168

        On January 1, 2006, Chairman, President and Chief Executive
Officer, James G. Rakes, had twenty-four years of credited service in the NBB and NBI Retirement Income Plans, and at normal retirement he will have twenty-eight years of credited service. On January 1, 2006, Corporate Officer, Brad Denardo, had twenty-three years of credited service in the NBB and NBI Retirement Income Plans, and at normal retirement he will have thirty-four years of credited service. Treasurer J. Robert Buchanan had eight years of service in the NBB and NBI Retirement Plans, and at his normal retirement date he will have seventeen years of credited service. Marilyn B. Buhyoff, Secretary and Counsel, had eighteen years of credited service in the NBB and NBI Retirement Income Plans, and at normal retirement she will have twenty-six years of credited service.

            Other Plans

            National Bankshares, Inc. Employee Stock Ownership Plan. Bankshares sponsors a non-contributory Employee Stock Ownership Plan (the "ESOP"), in which NBB, BTC, and NBFS were participating employers for 2005. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary for each participating employer and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant's account based upon a participant's covered compensation, which is W-2 compensation. The contributions are fully vested after five years.

            National Bankshares, Inc. Retirement Accumulation Plan. Bankshares sponsors the NBI Retirement Accumulation Plan which qualifies under IRS Code
Section 401(k) (the "401(k) plan"). For 2005, NBB, BTC, and NBFS were participating employers. All full-time employees who have one year of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 100% of their total annual compensation to the plan. Employee contributions are matched by the employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contributions and employer match sums.

            Deferred Compensation Plan. From 1985 to 1989 NBB maintained a voluntary deferred compensation plan for its directors, which permitted a director to defer receipt of a portion of directors fees for a period of five years. NBB purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under the program. While the insurance policies were purchased under the directors' deferred compensation plan, there is no obligation to use any insurance funds from policy loans or death benefits to curtail the deferred compensation liability. Under the terms of the plan, at age 65, a participant or beneficiary receives 120 monthly benefit payments. The plan also provides for 120 monthly payments to the participant's beneficiary in the event of the participant's death prior to age
65. Mr. Rakes is entitled to receive 120 months of payments of $1,610.50 at age 65.

            Employment Agreements and Change in Control Arrangements

            Bankshares and Mr. Rakes have entered into an employment agreement (the "Agreement") effective January 1, 2002. The Agreement provides for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and NBB, at an annual base salary of at least $225,500. In addition, the Agreement provides that Mr. Rakes may be awarded an annual bonus and certain stock-based incentives in the discretion of the Board, as well as employee and executive fringe benefits. The Agreement has a rolling three year term.

            The Agreement also includes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. Under the Agreement, the total amount allocated to the CAP for the calendar year is established by the Board of Directors with a maximum of $60,000 per year to be allocated. This total amount is then divided equally between two target areas: (1) return on equity, and (2) return on assets. The amount actually contributed to the CAP for a year is based on Bankshares' performance relative to the average performance of a peer group of banks in the two target areas during that year. A minimum of 85% of the peer group average must be achieved in a target area for any contribution to be made for that target area. The amount of the contribution for each target area increases beyond the minimum contribution to the extent Bankshares' performance exceeds 85% of the peer group average with a maximum contribution for performance which equals 150% or more of the peer group average. Contributions to the CAP for achievements in any calendar year must be made prior to June 1 of the next following year. Accrued CAP benefits become payable on January 1, 2009, or earlier, should Mr. Rakes retire or his employment terminate under certain circumstances. Once the CAP benefits become payable, they are paid over five years unless Mr. Rakes chooses, with the Board's consent, to receive them in a lump sum or over three years. The CAP contribution for 2005 was $30,000.

            The Agreement has provisions which have the effect of continuing Mr. Rakes' benefits and compensation under the Agreement beyond his employment with Bankshares if Bankshares terminates his employment "without cause" (as defined in the Agreement) or Mr. Rakes resigns "for good reason" (as defined in the Agreement). Under these circumstances, Mr. Rakes will continue to receive his base salary and certain executive benefits for 24 months after his employment terminates.

            The Agreement also contains provisions which can have the effect of prolonging, enhancing and accelerating Mr. Rakes' benefits and compensation under certain circumstances involving a change in control of Bankshares. A change in control involves circumstances generally where an individual or group acquires 20% or more of Bankshares' stock or a merger occurs which results in a change in the majority of Bankshares' Board of Directors and Bankshares' shareholders do not constitute a majority of the shareholders in the surviving company.

            The term of the Agreement is automatically extended for three years from the date of a change in control and Mr. Rakes is entitled to continue to receive all of his compensation and benefits during that period, except that he becomes entitled to minimum annual stock-based awards equal to one-third of his Base Salary. In addition, if after a change in control, Mr. Rakes' employment is terminated by Bankshares "without cause" (as defined in the Agreement) or by Mr. Rakes "for good reason" (as defined in the Agreement), he becomes entitled to receive a salary continuance benefit equal to 2.99 times the Executive's average annual compensation includable in the Executive's annual gross income for the period of five years preceding the change in control, a continuation of certain executive benefits for 36 months, and certain enhancements to his retirement benefits.

            Mr. Denardo and Mrs. Buhyoff both have entered into change in control agreements with Bankshares. These agreements also define a change in control as an individual or a group acquiring 20% or more of Bankshares' stock, or when a merger occurs in which there is a change in the majority of Bankshares' Board of Directors and Bankshares' shareholders are not a majority of the shareholders in the surviving company. The Agreements provide that Mr. Denardo and Mrs. Buhyoff will be entitled to receive an amount equal to two times their average annual compensation included in annual gross income for the period of five years preceding the change in control if the employer terminates them other than "for cause" (as defined in the Agreements) or if they voluntarily terminate their employment "for good reason" (as defined in the Agreements). The agreements are effective until employment is terminated.

                              NOMINATING COMMITTEE

        National Bankshares, Inc. has a standing Nominating Committee that has been chaired by Mr. Bowman. Dr. Miller, Mr. Peery and Dr. Shuler served on the Committee in 2005. Each of these directors is independent, as that term is defined in the Nasdaq Stock Market Rules. The Nominating Committee's sole function is to review and recommend nominees for the Board of Directors. A current copy of the Committee's Charter is available on the Company's web site at www.nationalbankshares.com. The Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by stockholders, because the Committee will evaluate all candidates for directors using the same criteria, regardless of the source of the referral. Stockholders wishing to refer director candidates to the Nominating Committee should do so in writing mailed by first class mail to the Committee, c/o National Bankshares, Inc., P.O. Box 90002, Blacksburg, VA 24062-9002.

        In considering candidates for director, the Nominating Committee seeks individuals who meet the following minimum criteria. The candidate must be an individual of the highest character and integrity. He or she must be able to work well with others and must be free of any conflict of interest that would violate law or regulation or interfere with the proper performance of a director's responsibilities. The candidate should be willing to devote sufficient time to the business of the Board. Finally, he or she should have the capacity to represent the best interests of the stockholders as a whole in a balanced way. The Nominating Committee insures that the Board of Directors will have a sufficient number of independent directors to fill all Board and Committee positions that require independent directors. In addition, the Nominating Committee seeks directors who have good business experience as well as directors who have experience in academia and public service. The Committee looks for directors who are knowledgeable about and reside in the locations in which the Company and its subsidiaries do business and who have the ability and willingness to refer new business to the Company. Finally, the Nominating Committee seeks candidates who reflect the Company's belief that gender and ethnic diversity provide additional perspectives that are helpful to the Board of Directors.

        The Nominating Committee actively solicits the names of potential Board candidates from the directors and officers of Bankshares and, as stated here, will consider candidates suggested by stockholders. Information about potential candidates is sought from diverse sources, and the Nominating Committee compares the experience, expertise and personal qualities of the potential candidates with the experience, expertise, and personal qualities that are identified as being desirable for the Board of Directors at any given time.

                  COMPENSATION COMMITTEE REPORT ON COMPENSATION
                      OF EXECUTIVE OFFICERS OF THE COMPANY

            The Compensation Committee of the Bankshares Board is responsible for administering the policies governing the annual compensation paid to executive officers of Bankshares, including the Chief Executive Officer.

            Executive Officer Compensation

            The Company's compensation program for its executive officers consists of a base salary and periodic grants of stock options. Mr. Rakes also receives an annual performance bonus and is considered for contributions to the Capital Accumulation Plan under his employment agreement. (see "Employment Agreements and Change in Control Arrangements") The stock option grants, annual performance bonus and Capital Accumulation Plan contributions are all directly linked to the performance of Bankshares. In addition, contributions by NBB and BTC, as participating employers, to the National Bankshares, Inc. Employee Stock Ownership Plan on behalf of employees, including executive officers, have been historically based upon a percentage of net profits.

            The salaries of Bankshares' executive officers, except for Mr. Rakes, are within salary ranges established for each officer position. The ranges are developed after considering a salary survey published annually by the Virginia Bankers Association and after reviewing salary information about comparable local jobs and evaluating the economic conditions that are unique to the locations in which Bankshares and its subsidiaries do business. In establishing salary ranges, the Company balances the need to offer salaries that are competitive with peers with the need to maintain careful control of salaries and benefits expense. Mr. Rakes reports to the Compensation Committee on executive officer compensation at least annually.

Compensation of Chief Executive Officer

        As Chairman, President and Chief Executive Officer, Mr. Rakes is and has been compensated pursuant to the employment agreement which is described under "Employment Agreements and Change in Control Arrangements" above. The Board of Directors received independent outside guidance in designing the compensation arrangements included in the employment agreement.

        The principal components of Mr. Rakes' compensation under the employment agreement are salary, incentive bonuses and Company contributions for his benefit to the Capital Accumulation Plans. In 1999, the Board of Directors added stock options granted under the National Bankshares, Inc. 1999 Employee Stock Option Plan. The Stock Option Plan promotes the success of the Company by providing an incentive to key employees (including Mr. Rakes) that promotes the identification of their personal interest with the long-term financial interests of Bankshares.

        Mr. Rakes' compensation is substantially tied to the performance of Bankshares. The Committee determined his annual salary increase after subjectively assessing Mr. Rakes' contributions to the success of the Company. In measuring Bankshares' success, the Committee, among other things, compared the Company's results to local, regional and national peers. To determine an annual salary increase for Mr. Rakes, the Committee also reviewed salaries paid to other individuals holding similar positions. The Committee consulted an annual salary survey published by the Virginia Bankers Association, and it reviewed other available public documents from peer institutions to determine comparable salaries. Annual incentive bonuses and awards of stock options were also based upon the Committee's subjective evaluation of Mr. Rakes' contributions to the success of the Company. In determining the amount of Mr. Rakes' performance bonus for 2005 and the award of stock options in late 2005, the Committee considered that Bankshares again achieved record net income of over $12.42 million. The contribution to Mr. Rakes' Captial Accumulation Plan was determined using objective measures of annual performance, specifically the comparison of Bankshares' return on assets and return on equity in 2005 with the average performance of a peer group of bank holding companies.

        Members of the Compensation Committee: L.A. Bowman, Chairman, P.A. Duncan, J.H. Harry, J.M. Lewis, M.G. Miller, W.A. Peery, J.M. Shuler, J.R. Stewart.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            As stated, in 2005 Mr. Bowman, Mr. Duncan, Mr. Harry, Dr. Lewis, Dr. Miller, Mr. Peery, Dr. Shuler and Stewart made up the Compensation Committee of Bankshares. None of these individuals is now, or has in the past been, an officer or employee of Bankshares or of Bankshares' subsidiaries. Dr. Shuler serves on the Salary and Personnel Committee of NBB. Mr. Harry is a member of the Board of Directors of BTC, which serves as BTC's compensation committee after excluding inside bank directors. No executive officer of Bankshares, NBB, BTC or NBFS served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB, BTC or NBFS served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in "Certain Transactions with Officers and Directors" below.

                             AUDIT COMMITTEE REPORT

            During 2000 the Audit Committee of the Board of Directors developed a formal charter for the Committee, which was approved by the full Board on May 10, 2000. The Charter was amended on February 11, 2004. The Charter reflects standards set forth in Securities and Exchange Commission regulations and Nasdaq Stock Market Rules.

            The Audit Committee monitors the integrity of the Bankshares financial reporting process and its systems of internal controls concerning finance, accounting and legal compliance. Each of the Audit Committee members satisfies the definition of an independent director as established in the Nasdaq Stock Market Rules. Although each member of the Audit Committee has extensive business experience, the Committee has identified Dr. Lewis as the financial expert, because he has a background which involves financial oversight responsibilities. Dr. Lewis currently oversees the preparation of financial statements in his role as President of New River Community College. He previously served as the College's Chief Financial Officer.

            In discharging its oversight responsibility with regard to the audit process, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, discussed with the independent auditors Yount, Hyde & Barbour the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), received communications from the auditors as to their independence required by Independence Standards Board Standard No. 1 and discussed with them their independence.

            Based upon its review and discussions with management and Yount, Hyde & Barbour, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bankshares Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

            The following fees were paid to Yount, Hyde & Barbour, P.C.,

Certified Public Accountants & Management Consultants, for services provided to Bankshares for the years ended December 31, 2005 and December 31, 2004. The Audit Committee determined that the provision of non-audit services by Yount, Hyde & Barbour P.C. did not compromise the firm's ability to maintain its independence.
            Principal Accounting Fees and Services
                           2005                    2004
                   ----------------------  ---------------------
                      Fees    Percentage      Fees    Percentage
                   ---------- -----------  ---------- ----------
Audit fees         $ 89,400         78%   $  85,625        74%
Audit-related fees  18,348          16%      25,956        22%
Tax fees             7,350           6%       4,800         4%
                   ---------- -----------  ---------- ---------
                   $115,098        100%    $116,381       100%
                   ========== ===========  ========== =========

            Audit fees: Audit and review services and review of documents filed with the SEC.

            Audit-related fees: Employee benefit plan audits, accounting assistance with proposed acquisitions and consultation concerning financial accounting and reporting standards.

            Tax fees: Preparation of federal and state tax returns, review of quarterly estimated tax payments and consultation concerning tax compliance issues.

            The Audit Committee meets in advance and specifically approves of the provision of all services of Yount, Hyde & Barbour, P.C.

        Members of the Audit Committee: J.R. Stewart, Chairman, P.A. Duncan, J.H. Harry and J.M. Lewis.






                      (this space intentionally left blank)

PERFORMANCE GRAPH

            The following graph compares the yearly percentage change in the cumulative total of shareholder return on Bankshares Common Stock with the cumulative return on the Nasdaq Index, and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 2000, and ending on December 31, 2005. These comparisons assume the investment of $100 in Bankshares Common Stock and in each of the indices on December 31, 2000, and the reinvestment of dividends.

                      [OBJECT OMITTED - Performance Graph]


                            2000      2001      2002      2003      2004      2005
                            ----      ----      ----      ----      ----      ----
NATIONAL BANKSHARES, INC.     74       100      149       245       325       334
INDEPENDENT BANK INDEX        89       110      136       176       221       252
NASDAQ INDEX                1112        89       61        92        54        91

            The peer group Independent Bank Index is the compilation of the total return to stockholders over the past five years of the following group of twenty-five independent community banks and bank holding companies located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia: Auburn National Bankshares, Inc., United Securities Bancshares, Inc., TIB Financial Corp., Seacoast Banking Corp., Centerstate Banks of Florida, Inc., Fidelity Southern Corp., Southeastern Banking Corporation, Southwest Georgia Financial Corp., PAB Bankshares, Inc., Uwharrie Capital Corp., Four Oaks Fincorp, Inc., Bank of Granite Corp., Carolina Trust Bank, FNB Financial Services Corp., CNB Corporation, Peoples Bancorporation Inc., First Pulaski National Corporation, Wilson Bank Holding Company, National Bankshares, Inc., FNB Corporation, American National Bankshares, Inc., Central Virginia Bankshares, Inc., Virginia Financial Group,
C & F Financial Corporation and First Century Bankshares, Inc.

                CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS

            Both NBB and BTC extend credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features.
                              SELECTION OF AUDITORS

            The Board of Directors has selected the firm of Yount, Hyde & Barbour, P.C. to perform an independent audit of Bankshares and its subsidiaries for fiscal year 2006.

            A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting of Stockholders. That representative will have the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

            The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and of NBB, BTC and NBFS may solicit proxies personally or by telephone, telegraph, facsimile or other electronic means without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

                           2007 STOCKHOLDER PROPOSALS

            In order to be considered for inclusion in the proxy materials of Bankshares for the 2007 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 15, 2006. Bankshares' bylaws provide that a stockholder must give timely advance notice in writing to the President, James G. Rakes, in order to bring business before an Annual Meeting of Stockholders. To bring business before the 2007 Annual Meeting, a stockholder notice must be delivered to 101 Hubbard Street, Blacksburg, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002 no sooner than January 10, 2007 and no later than February 9, 2007.

                                 OTHER BUSINESS

            All properly executed proxies received by Bankshares will be voted at the Annual Meeting following the instructions contained in the proxies.

            The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy does, however, give authority to the persons named in the proxy to use their discretion to vote on any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to use their judgement if they are called upon to vote on any matter of this type.
                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       /s/ Marilyn B. Buhyoff
                                       ----------------------------------
                                       Marilyn B. Buhyoff
                                       Secretary and Counsel
Blacksburg, Virginia
March 14, 2006

A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY AND COUNSEL, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

                            NATIONAL BANKSHARES, INC.
                               101 Hubbard Street
                              Blacksburg, VA 24060
                                 P.O. Box 90002
                            Blacksburg, VA 24062-9002

                                      PROXY

================================================================================
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lindsay Coleman, of Blacksburg, Virginia and Howard H. Hale of Bluefield, West Virginia, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of National Bankshares, Inc. held of record by the undersigned on March 3, 2006, at the Annual Meeting of Stockholders to be held on April 11, 2006, or at any adjournments thereof.
================================================================================

1.  Election of Directors

    ___ FOR all nominees listed below             ___ WITHHOLD AUTHORITY
        (except as marked to the                      to vote for all
        contrary below)                               nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                                Lawrence J. Ball
                                 Mary G. Miller
                               Glenn P. Reynolds

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 set forth above.

     The undersigned acknowledges receipt of the Proxy Statement dated March 14, 2006.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.


     -------------------------------------------          ----------------
                    Signature                                  Date:


     --------------------------------------------         ----------------
            Signature if held jointly                          Date:

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
               PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.